===============================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported):   APRIL 30, 2007

                             TRIARC COMPANIES, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
-------------------------------------------------------------------------------
                          (State or other jurisdiction
                               of incorporation)


                  1-2207                             38-0471180
-------------------------------------------------------------------------------
          (Commission File Number)        (IRS Employer Identification No.)


                280 PARK AVENUE
                  NEW YORK, NY                                 10017
-------------------------------------------------------------------------------
      (Address of principal executive offices)               (Zip Code)


                                 (212) 451-3000
-------------------------------------------------------------------------------
              Registrant's telephone number, including area code:


                                 NOT APPLICABLE
-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

===============================================================================

ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

             Upon  completion  of  the  previously  announced  sale  by  Triarc
Companies, Inc. ("Triarc") of its interest in Deerfield & Company, LLC, Triarc's sole operating business will be its Arby's restaurant business. To facilitate its transition to a "pure play" restaurant company and to reduce corporate costs, Triarc expects to consolidate its corporate operations and headquarters in Atlanta, GA with its Arby's operations, and to transfer senior executive responsibilities to the Arby's Restaurant Group, Inc. ("ARG") executive team in Atlanta, which will eliminate the need to maintain a New York City headquarters.

             Accordingly, as described in more detail below under Item 5.02, Triarc has entered into contractual settlements with its Chairman and Chief Executive Officer, Nelson Peltz, and its President and Chief Operating Officer, Peter W. May, evidencing the termination of their employment agreements as of June 29, 2007, and that provide for their resignation from their positions as executive officers of the Company as of such date (however, Messrs. Peltz and May will remain large shareholders and directors of Triarc). In addition to Messrs. Peltz and May no longer serving as senior officers of Triarc, it is expected that on or about June 29, 2007, certain other senior officers of Triarc will also no longer serve as senior officers of Triarc as will be the case with nearly all of the other senior members of the current New York-based Triarc management team as well as additional staff personnel who will also be leaving Triarc. In total, approximately 30 Triarc executives and staff personnel (out of a total of approximately 50 employees in the New York office) are expected to leave Triarc on or about June 29, 2007, with substantially all of the remaining employees expected to leave Triarc by year-end.

             SERVICES AGREEMENT

             As part of the agreement with Messrs. Peltz and May in connection with the corporate restructuring, and in light of the expected departure of nearly all of the senior members of Triarc's management team, on April 30, 2007, Triarc entered into a two-year transition services agreement (the
"Services Agreement") with Trian Fund Management, L.P. ("Trian Mgmt"), an investment management company formed in 2005 by Nelson Peltz, Peter W. May and Edward P. Garden, our Chairman and Chief Executive Officer, President and Chief Operating Officer and Vice Chairman, respectively (collectively, the "Principals"), to manage a series of equity investment funds that are separate and distinct from Triarc.

             Pursuant to the  Services  Agreement,  commencing  June 30,  2007,
Trian Mgmt will provide Triarc, upon Triarc's reasonable request, a range of services to be performed by all of the departing Triarc officers and employees who will be employed by Trian Mgmt, including consultation and advice in connection with strategy, mergers and acquisitions, capital markets transactions, legal, accounting, tax, corporate development, finance and investment banking, investor relations and corporate communications and other professional and strategic services. Under the Services Agreement, Triarc will pay Trian Mgmt $3.0 million per quarter for the first year of services, and $1.75 million per quarter for the second year of services. In addition, Trian

Mgmt  shall  be  entitled  to   reimbursement   for  reasonable  and  necessary
out-of-pocket expenses incurred with the provision of services to Triarc under the Services Agreement.

             Under the Services Agreement, Triarc has agreed to obtain or maintain various insurance policies for a period of six years for the benefit of the persons who are covered by such policies as of June 29, 2007, and who will provide services to Triarc under the Services Agreement.

             The Services Agreement provides that Triarc and Trian Mgmt will indemnify each other and their related parties against certain costs and liabilities arising out of the performance of the Services Agreement.

             The above summary of the terms of the Services Agreement is qualified in its entirety by reference to the Services Agreement, a copy of which is filed as exhibit 10.1 hereto and which is incorporated by reference into this Item 1.01.

             SEPARATION AGREEMENTS WITH MESSRS. PELTZ AND MAY

             In connection  with the corporate  restructuring,  Triarc  entered into contractual settlements with Nelson Peltz and Peter W. May. The description of these contractual settlements below under Item 5.02 in incorporated by reference into this Item 1.01.

             AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT

             In addition, in connection with the corporate restructuring, on April 30, 2007, TCMG-MA, LLC, an indirect subsidiary of Triarc, entered into an amended and restated Investment Management Agreement with Trian Mgmt (the "Amended and Restated Investment Management Agreement") regarding a Trian Mgmt managed account that co-invests on a parallel basis with the equity investment funds managed by Trian Mgmt, pursuant to which TCMG-MA, LLC has agreed, commencing December 31, 2007, to pay the standard management fee (0.5% per quarter) and incentive fee (20%, payable annually) charges paid by any unaffiliated third party investors with a similarly sized investment in the equity investment funds managed by Trian Mgmt. TCMG-MA, LLC invested $75,000,000 in this account, which is currently valued at the date hereof at approximately $100,00,000. Under the Amended and Restated Investment Management Agreement, TCMG-MA, LLC has also agreed not to withdraw the funds in its managed account on April 30, 2007 prior to December 31, 2010. Trian Mgmt has also agreed, subject to certain conditions, to provide TCMG-MA, LLC liquidity and fee terms as favorable as those it grants to unaffiliated, third party investors.

             The above summary of the terms of the Amended and Restated Investment Management Agreement is qualified in its entirety by reference to the Amended and Restated Investment Management Agreement, a copy of which is filed as exhibit 10.2 hereto and which is incorporated by reference into this
Item 1.01.

ITEM 5.02    DEPARTURES   OF  DIRECTORS  OR  CERTAIN   OFFICERS;   ELECTION  OF
             DIRECTORS;   APPOINTMENT   OF   CERTAIN   OFFICERS;   COMPENSATORY
             ARRANGEMENTS OF CERTAIN OFFICERS.

             Triarc has entered into contractual settlements with its Chairman and Chief Executive Officer, Nelson Peltz, and its President and Chief Operating Officer, Peter W. May, evidencing the termination of their employment agreements as of June 29, 2007, and that provide for their resignation from their positions as executive officers of the Company as of such date. In addition to Messrs. Peltz and May no longer serving as senior officers of Triarc, it is expected that on or about June 29, 2007, Vice Chairman Edward P. Garden, Executive Vice President and General Counsel Brian L. Schorr, Senior Vice President and Treasurer Greg Essner, and Senior Vice President, Corporate Communications and Investor Relations, Anne A. Tarbell, will also no longer serve as senior officers of Triarc as will be the case with nearly all of the other senior members of the current New York-based Triarc management team. Following Messrs. Peltz and May no longer serving as executive officers of Triarc, it is expected that as of June 30, 2007, Triarc will be led by Roland Smith, Chief Executive Officer of Arby's Restaurant Group, and other senior members of the ARG management team. In addition, Francis T. McCarron, Triarc's Executive Vice President and Chief Financial Officer, and Fred H. Schaefer, Triarc's Senior Vice President and Chief Accounting Officer, and other senior members of Triarc's accounting staff are also expected to remain at Triarc until the end of 2007. For more information, please see Triarc's press release, dated April 30, 2007, a copy of which if filed as exhibit 99.1 hereto and which is incorporated by reference into this Item 5.02.

             In connection with the departures of Messrs. Peltz and May, Triarc entered into contractual settlements pursuant to separation agreements with each of Messrs. Peltz and May providing for the termination of their employment and their resignations as executive officers of Triarc, effective June 29, 2007, which services would have otherwise extended until April 30, 2012 (without any further extension). Under the contractual settlements, the amounts payable to Messrs. Peltz and May are 25% less than the cash payments that would have been payable to each of them under their respective employment agreements had their employment been terminated by Triarc. Under the contractual settlements, Mr. Peltz will recieve a payment of $50,213,753. Mr. May will receive a payment of $25,106,877.

             Triarc has agreed to fund these payment obligations in separate rabbi trusts for the benefit of Messrs. Peltz and May and the payment of amounts in the trust will be made to the executives after six months following their June 29, 2007 separation of employment from Triarc. At the time of the termination of the employment of Messrs. Peltz and May, and in connection with their contractual settlements, their outstanding unvested restricted shares of Class A common stock and/or Class B, Series 1 common stock of Triarc and their unvested Class B Units of Triarc Deerfield Holdings, LLC and Jurl Holdings, LLC will also vest in full. Under the terms of the contractual settlements, Messrs. Peltz and May are not entitled to accrue any further compensation, bonus, perquisites or other payments after June 29, 2007 (other than payment of accrued and vested amounts in an existing deferral bonus account). Messrs.
Peltz and May have agreed to remain on Triarc's board of directors for the duration of the Services Agreement. As long as they are members of the board, Mr. Peltz shall serve as non-executive Chairman of the Board, and Mr. May shall serve as non-executive Vice-Chairman of the Board. In addition, subject to certain conditions, Messrs. Peltz and May have agreed that, before Trian Mgmt and its affiliates acquire more than 50% of the outstanding securities of a company in the quick service restaurant segment in which ARG operates, Trian Mgmt and its affiliates will offer Triarc the opportunity to participate in such acquisition opportunities.

             The above summary of the terms of the separation agreements is qualified in its entirety by reference to the separation agreements, copies of which are filed as exhibits 10.3 and 10.4 hereto and which are incorporated by reference into this Item 5.02.


ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

       (d)   Exhibits

             EXHIBIT
             NUMBER         DESCRIPTION
             -------        -----------
              10.1          Services Agreement,  dated as of April 30, 2007, by
                            and among  Triarc  Companies,  Inc.  and Trian Fund
                            Management, L.P.

              10.2          Amended   and   Restated   Investment    Management
                            Agreement, dated as of April 30, 2007, between TCMG-MA, LLC and Trian Fund Management, L.P.

              10.3 Separation Agreement, dated as of April 30, 2007, between Triarc Companies, Inc. and Nelson Peltz.

              10.4 Separation Agreement, dated as of April 30, 2007, between Triarc Companies, Inc. and Peter W. May.

              10.5 Amended and Restated Amendment No. 1 to Employment Agreement, dated as of April 30, 2007, between Triarc Companies, Inc. and Brian L. Schorr.

              99.1          Press release, dated April 30, 2007.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Triarc has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: April 30, 2007

                                             TRIARC COMPANIES, INC.



                                             By: /s/ Stuart I. Rosen
                                                 ------------------------
                                                 Name:  Stuart I. Rosen
                                                 Title: Senior Vice President
                                                        and Associate General
                                                        Counsel, and Secretary

                                 EXHIBIT INDEX


EXHIBIT NUMBER          DESCRIPTION
-------------------------------------------------------------------------------

     10.1 Services Agreement, dated as of April 30, 2007, by and among Triarc Companies, Inc. and Trian Fund Management, L.P.

     10.2 Amended and Restated Investment Management Agreement, dated as of April 30, 2007, between TCMG-MA, LLC and Trian Fund Management, L.P.

     10.3 Separation Agreement, dated as of April 30, 2007, between Triarc Companies, Inc. and Nelson Peltz.

     10.4 Separation Agreement, dated as of April 30, 2007, between Triarc Companies, Inc. and Peter W. May.

     10.5 Amended and Restated Amendment No. 1 to Employment Agreement, dated as of April 30, 2007, between Triarc Companies, Inc. and Brian L. Schorr.

     99.1               Press release, dated April 30, 2007.